UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 26 , 2008 (November 24, 2008)

HONG KONG WINALITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83375	87-0575571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

606, 6/F Ginza Plaza, 2A Sai Yeung Choi Street South Mongkok, Kowloon, Hong Kong
(Address of principal executive offices)

(852) 2388-3928
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(1) Resignation of Kelvin Zheng and appointment of Wei Li

On and effective November 24, 2008, Mr. Kelvin Zheng resigned from the Board of Directors of Hong Kong Winalite Group, Inc. (the "Company") and as the Chief Information Officer and Secretary of the Company. At the same time, the Company appointed Mr. Wei Li as a director and the Secretary of the Company, effectively immediately. Mr. Zheng's resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Li, age 32, has 10 years of corporate financial experience. Before joining the Company, Mr. Li was a finance manager of Guangzhou Yiquan Culture Media Co. from January 2005 to May 2008. Prior to that, Mr. Li was a senior finance supervisor of Shenzhen KFC Ltd. from October 2002 to December 2004, a finance supervisor of PARKnSHOP Southern China Ltd., one of the largest supermarket chains in China, from July 1998 to September 2002. Mr. Li has a Bachelor's degree in Economics from Shenzhen University.

On November 24, 2008, the Company and Mr. Li entered into an employment agreement (the "Employment Agreement"), under which Mr. Li's employment is "at will" and either the Company or Mr. Li may terminate the employment anytime with or without advance notice.

The Employment Agreement provides, among other things, that Mr. Li's monthly base salary will be RMB 10,000 (approximately $1,465). In addition, Mr. Li is eligible to participate in the Company's staff benefit plans according to his years of service and performance. The Employment Agreement also contains covenants prohibiting Mr. Li from engaging in any business other than the Company's business during his employment with the Company or disclosing any confidential information of the Company, both during his employment and after the termination of employment with the Company.

The foregoing summary of the material terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There is no arrangement or understanding pursuant to which Mr. Li was elected as a director and the Secretary of the Company, and there are no related party transactions between Mr. Li and the Company reportable under Item 404(a) of Regulation S-K.

No family relationships exist between Mr. Li and any other directors or executive officers of the Company.

A copy of this report has been provided to Mr. Zheng. Mr. Zheng has been provided with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this report, and if not, stating the respects in which he does not agree. No such letter has been received by the Company.

(2) Resignation of Guowen Ren as Chief Marketing Officer

On and effective November 24, 2008, Mr. Guowen Ren resigned as Chief Marketing Officer of the Company. Mr. Ren's resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01         Financial Statements And Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Hong Kong Winalite Group, Inc. and Wei Li, dated November 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONG KONG WINALITE GROUP, INC.

By:	/s/ Jingjun Hu
Jingjun Hu
Chief Executive Officer

Dated: November 26, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Hong Kong Winalite Group, Inc. and Wei Li, dated November 24, 2008.